Exhibit 99.1

COMPETITIVE TECHNOLOGIES’ CHIEF OPERATING OFFICER STEPS DOWN

Fairfield, CT (November 28, 2006) - Competitive Technologies, Inc. (AMEX: CTT), a leader in intellectual property licensing, announced that Mike Kiley, its Chief Operating Officer, resigned yesterday. Mr. Kiley will continue to maintain a business relationship with the company as a senior technology and business development consultant.

“Mike has made a tremendous contribution to Competitive Technologies during his tenure here. He has built our capabilities in intellectual property market assessment and valuation and bolstered our business development team. And he has significantly increased the pipeline of commercially viable technologies. We look forward to his continued contribution as a consultant,” commented D.J. Freed, Ph.D., President and Chief Executive Officer of Competitive Technologies, Inc.

The Company does not plan to appoint a new Chief Operating Officer at the current time.

About Competitive Technologies, Inc.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider, focused on bringing the intellectual property assets of its clients to the marketplace. CTT specializes in identifying, developing and commercializing innovative technologies in a variety of areas, including life and physical sciences, electronics, and nanotechnologies. Through its global distribution platform, CTT maximizes the value of its clients’ intellectual property assets. For more information, please visit: www.competitivetech.net.

Statements about our future expectations, including development and regulatory plans, and all other statements in this press release, other than historical facts, are “forward-looking statements” within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. If and when used herein, the words “may,” “will,” “should,” “anticipate,” “believe,” “intend,” “plan,” “expect,” “estimate,” “approximate,” and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to our ability to obtain rights to market technologies, market acceptance of and competition for our licensed technologies, growth strategies and strategic plans, operating performance and financing of our operations, industry trends, and other risks and uncertainties inherent in our business, including those set forth in Item 1A under the caption “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ended July 31, 2006, filed with the Securities and Exchange Commission (“SEC”) on October 30, 2006, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.